Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

P10, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(3) (4)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Class A Common Stock, par value $0.001 per share	457(c)	56,553,931(2)	$9.925	$561,297,765.18	$0.00014760	$82,847.55

	Total Offering Amounts							$82,847.55

	Total Fees Previously Paid							$22,063.12

	Total Fee Offsets							$60,784.43

	Net Fee Due							$0.00

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”) of P10, Inc., a Delaware corporation (the “Registrant”) being registered under the Registration Statement include such indeterminate number of additional shares of Class A Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the shares of Class A Common Stock being registered under the Registration Statement. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the shares of Class A Common Stock registered under the Registration Statement all shares of Class A Common Stock are combined by a reverse stock split into a lesser number of shares of Class A Common Stock, the number of undistributed shares of Class A Common Stock covered by the Registration Statement shall be proportionately reduced.

(2)

Includes: (i) 4,572,455 shares of Class A Common Stock held directly or indirectly by certain selling stockholders; (ii) up to 50,667,351 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock”), held directly or indirectly by certain selling stockholders; (iii) up to 442,064 shares of Class A Common Stock issuable upon vesting and settlement of restricted stock units held directly or indirectly by certain selling stockholders; (iv) up to 21,875 shares of Class A Common Stock that were issued as shares of restricted stock to a selling stockholder and remain subject to vesting; and (v) up to 850,186 shares of Class A Common Stock issuable upon exercise of stock options held directly or indirectly by certain selling stockholders

(3)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $9.925, which is the average of the high and low prices of the shares of the Class A common stock on July 16, 2024 on the New York Stock Exchange.

(4)

The proposed maximum offering price per share of Class A common stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such Class A common stock registered hereunder

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee offset Claims	P10, Inc.	Form S-3	333-268275	November 9, 2022		$58,157(1)	Equity	Class A Common Stock, par value $0.0001 per share	22,100,000	$227,740,500

Fee offset Source	P10, Inc.	Form S-3	333-268275		December 16, 2022						$58,157

Fee offset Claims	P10, Inc.	Form S-3	333-275667	November 20, 2023		$2,627.43(2)	Equity	Class A Common Stock, par value $0.0001 per share	1,931,744	$17,801,020.96

Fee offset Source	P10, Inc.	Form S-3	333-275667		November 20, 2023						$30,254.35

(1)

On November 9, 2023, the Registrant filed a registration statement on Form S-3 (Registration No. 333-268275) (the “2022 Form S-3 Registration Statement”), with a proposed maximum aggregate offering price of $527,740,500. In connection with the 2022 Form S-3 Registration Statement, the Registrant paid an aggregate filing fee of $58,157, which included a filing fee of $25,097 with respect to up to 22,100,000 shares of Class A Common Stock to be sold by selling stockholders identified in one or more prospectus supplements from time to time. No securities were sold under the 2022 Form S-3 Registration Statement. The Registrant has terminated any offering that included the unsold securities under the 2022 Form S-3 Registration Statement and withdrawn the 2022 Form S-3 Registration Statement.

(2)

On November 20, 2023, the Registrant filed a registration statement on Form S-3 (Registration No. 333-275667) (the “2023 Form S-3 Registration Statement”), with a proposed maximum aggregate offering price of $204,975,271.61. In connection with the 2023 Form S-3 Registration Statement, the Registrant paid a filing fee of $30,254.35. No securities were sold under the 2023 Form S-3 Registration Statement. The Registrant has terminated any offering that included the unsold securities under the 2023 Form S-3 Registration Statement and withdrawn the 2023 Form S-3 Registration Statement.

Table 3—Combined Prospectuses

N/A